Press Release May 7, 2012

HollyFrontier Corporation Reports First Quarter 2012 Results

Dallas, Texas, May 7, 2012 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported first quarter net income attributable to HollyFrontier stockholders of $241.7 million or $1.16 per diluted share for the quarter ended March 31, 2012, compared to $84.7 million or $0.79 per diluted share for the quarter ended March 31, 2011.

For the first quarter, net income attributable to our stockholders increased by $157.0 million, or 185% compared to the same period of 2011, principally reflecting increased operating scale due to our July 2011 merger, strong first quarter refining margins as well as favorable differentials between inland and coastal-sourced crude oils. Refinery gross margins were $17.46 per produced barrel, an 11% increase compared to $15.72 for the first quarter of 2011. Production levels averaged approximately 433,000 barrels per day (“BPD”) and crude oil charges averaged approximately 408,000 BPD for the current quarter. Operating expenses for the quarter were $241.6 million or $5.51 per barrel compared to $134.7 million or $6.24 per barrel for the first quarter of last year.

HollyFrontier’s President & CEO, Mike Jennings, commented, “Our first quarter results benefited from strong product margins, improved heavy crude oil differentials and robust differentials between inland and coastal crude oils. While we believe upcoming pipeline reversals and expansion projects will compress the WTI to Brent crude oil spread over time, we expect that the increasing North American crude oil production will continue to provide HollyFrontier with advantaged feedstock pricing versus coastal markets. The margin environment thus far in the second quarter remains favorable for our Company, and given our continued free cash flow generation, we expect to maintain our strategy of prudently returning cash to shareholders through regular dividends, special dividends and share repurchases.”

For the first quarter of 2012, cash flows from operations totaled $253.9 million. In the quarter we paid dividends to shareholders of $126.0 million and repurchased $62.5 million in common stock. Subsequent to quarter end, we have repurchased an additional $30.2 million in common stock, leaving $255.6 million available under our current $350 million share repurchase authorization. Our combined balance of cash and short-term investments totaled $1.9 billion at March 31, 2012, compared to consolidated debt of $1.3 billion and $687.8 million of debt exclusive of Holly Energy Partners debt, which is non-recourse to HollyFrontier. There were no cash borrowings under our credit facility during the first quarter of 2012.

The Company has scheduled a webcast conference call for today, May 7, 2012, at 10:00 AM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=86420. An audio archive of this webcast will be available using the above noted link through May 21, 2012.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 42% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, our ability to realize fully or at all the anticipated benefits of our “merger of equals” with Frontier and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2011
	2012	2011	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$4,931,738	$2,326,585	$2,605,153	112.0%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	4,186,917	1,984,617	2,202,300	111.0
Operating expenses (exclusive of depreciation and amortization)	241,627	134,743	106,884	79.3
General and administrative expenses (exclusive of depreciation and amortization)	27,528	16,818	10,710	63.7
Depreciation and amortization	56,102	31,308	24,794	79.2
Total operating costs and expenses	4,512,174	2,167,486	2,344,688	108.2
Income from operations	419,564	159,099	260,465	163.7
Other income (expense):
Earnings in equity method investments	717	740	(23)	(3.1)
Interest income	460	85	375	441.2
Interest expense	(33,315)	(16,204)	(17,111)	105.6
Merger transaction costs	—	(3,698)	3,698	(100.0)
	(32,138)	(19,077)	(13,061)	68.5
Income before income taxes	387,426	140,022	247,404	176.7
Income tax provision	140,406	49,011	91,395	186.5
Net income	247,020	91,011	156,009	171.4
Less net income attributable to noncontrolling interest	5,324	6,317	(993)	(15.7)
Net income attributable to HollyFrontier stockholders	$241,696	$84,694	$157,002	185.4%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.16	$0.79	$0.37	46.8%
Diluted	$1.16	$0.79	$0.37	46.8%
Cash dividends declared per common share	$0.60	$0.075	$0.525	700.0%
Average number of common shares outstanding:
Basic	208,531	106,614	101,917	95.6%
Diluted	209,138	107,266	101,872	95.0%
EBITDA	$471,059	$181,132	$289,927	160.1%

Our consolidated financial and operating results reflect the operations of the merged Frontier businesses beginning July 1, 2011.

Balance Sheet Data

	March 31,	December 31,
	2012	2011
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$1,927,536	$1,840,610
Working capital	$2,009,220	$2,030,063
Total assets	$9,785,750	$9,576,243
Long-term debt, including current portion	$1,312,042	$1,214,742
Total equity	$5,789,579	$5,835,900

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, which owns and operates logistic assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. Additionally, HEP owns a 25% interest in the SLC Pipeline that serves refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2012
Sales and other revenues	$4,919,731	$63,515	$4,224	$(55,732)	$4,931,738
Depreciation and amortization	$41,532	$9,859	$4,918	$(207)	$56,102
Income (loss) from operations	$415,126	$34,629	$(29,749)	$(442)	$419,564
Capital expenditures	$45,534	$6,327	$9,526	$—	$61,387

Three Months Ended March 31, 2011
Sales and other revenues	$2,315,092	$45,005	$648	$(34,160)	$2,326,585
Depreciation and amortization	$22,983	$7,235	$1,297	$(207)	$31,308
Income (loss) from operations	$152,104	$23,611	$(16,098)	$(518)	$159,099
Capital expenditures	$22,965	$11,475	$39,598	$—	$74,038

March 31, 2012
Cash, cash equivalents and investments in marketable securities	$—	$12,402	$1,915,134	$—	$1,927,536
Total assets	$6,350,079	$998,400	$2,481,873	$(44,602)	$9,785,750
Long-term debt, including current portion	$—	$624,237	$704,126	$(16,321)	$1,312,042

December 31, 2011
Cash, cash equivalents and investments in marketable securities	$—	$3,269	$1,837,341	$—	$1,840,610
Total assets	$6,280,426	$992,408	$2,421,140	$(117,731)	$9,576,243
Long-term debt, including current portion	$—	$598,761	$705,331	$(89,350)	$1,214,742

Refining Operating Data

Our refinery operations include the El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2012	2011
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	256,270	105,600
Refinery throughput (BPD) (2)	272,790	106,690
Refinery production (BPD) (3)	268,260	106,160
Sales of produced refined products (BPD)	259,060	100,010
Sales of refined products (BPD) (4)	264,390	100,400
Refinery utilization (5)	98.6%	84.5%

Average per produced barrel (6)
Net sales	$119.99	$115.29
Cost of products (7)	102.20	100.50
Refinery gross margin	17.79	14.79
Refinery operating expenses (8)	4.81	5.98
Net operating margin	$12.98	$8.81
Refinery operating expenses per throughput barrel (9)	$4.57	$5.61

Feedstocks:
Sweet crude oil	70%	97%
Sour crude oil	9%	—%
Heavy sour crude oil	15%	2%
Other feedstocks and blends	6%	1%
Total	100%	100%

Sales of produced refined products:
Gasolines	47%	37%
Diesel fuels	32%	31%
Jet fuels	9%	8%
Lubricants	5%	11%
Asphalt	1%	4%
Gas oil/intermediates	1%	7%
LPG and other	5%	2%
Total	100%	100%

	Three Months Ended March 31,
	2012	2011
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	81,140	69,980
Refinery throughput (BPD) (2)	90,400	78,930
Refinery production (BPD) (3)	87,060	76,720
Sales of produced refined products (BPD)	87,250	79,840
Sales of refined products (BPD) (4)	93,130	86,700
Refinery utilization (5)	81.1%	70.0%

Average per produced barrel (6)
Net sales	$125.91	$110.99
Cost of products (7)	106.37	95.60
Refinery gross margin	19.54	15.39
Refinery operating expenses (8)	6.67	6.34
Net operating margin	$12.87	$9.05
Refinery operating expenses per throughput barrel (9)	$6.44	$6.42

Feedstocks:
Sweet crude oil	—%	5%
Sour crude oil	81%	73%
Heavy sour crude oil	9%	11%
Other feedstocks and blends	10%	11%
Total	100%	100%

Sales of produced refined products:
Gasolines	54%	51%
Diesel fuels	36%	35%
Jet fuels	—%	1%
Fuel oil	5%	5%
Asphalt	2%	5%
LPG and other	3%	3%
Total	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	70,240	25,770
Refinery throughput (BPD) (2)	78,740	27,900
Refinery production (BPD) (3)	77,200	26,620
Sales of produced refined products (BPD)	76,640	26,650
Sales of refined products (BPD) (4)	79,320	26,740
Refinery utilization (5)	84.6%	83.1%

	Three Months Ended March 31,
	2012	2011
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$110.76	$108.77
Cost of products (7)	96.79	89.87
Refinery gross margin	13.97	18.90
Refinery operating expenses (8)	6.57	6.43
Net operating margin	$7.40	$12.47
Refinery operating expenses per throughput barrel (9)	$6.39	$6.14

Feedstocks:
Sweet crude oil	45%	57%
Sour crude oil	2%	—%
Heavy sour crude oil	31%	4%
Black wax crude oil	11%	31%
Other feedstocks and blends	11%	8%
Total	100%	100%

Sales of produced refined products:
Gasolines	56%	61%
Diesel fuels	30%	29%
Jet fuels	1%	2%
Fuel oil	2%	2%
Asphalt	5%	3%
LPG and other	6%	3%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	407,650	201,350
Refinery throughput (BPD) (2)	441,930	213,520
Refinery production (BPD) (3)	432,520	209,500
Sales of produced refined products (BPD)	422,950	206,500
Sales of refined products (BPD) (4)	436,840	213,840
Refinery utilization (5)	92.0%	78.7%

Average per produced barrel (6)
Net sales	$119.54	$113.28
Cost of products (7)	102.08	97.56
Refinery gross margin	17.46	15.72
Refinery operating expenses (8)	5.51	6.24
Net operating margin	$11.95	$9.48
Refinery operating expenses per throughput barrel (9)	$5.28	$5.98

Feedstocks:
Sweet crude oil	52%	58%
Sour crude oil	22%	27%
Heavy sour crude oil	16%	5%
Black wax crude oil	2%	4%
Other feedstocks and blends	8%	6%
Total	100%	100%

	Three Months Ended March 31,
	2012	2011
Consolidated
Sales of produced refined products:
Gasolines	50%	45%
Diesel fuels	32%	33%
Jet fuels	6%	4%
Fuel oil	2%	2%
Asphalt	2%	4%
Lubricants	3%	6%
Gas oil / intermediates	—%	3%
LPG and other	5%	3%
Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). As a result of our merger effective July 1, 2011 our consolidated crude capacity increased from 256,000 BPSD to 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended March 31,
	2012	2011
	(In thousands)

Net income attributable to HollyFrontier stockholders	$241,696	$84,694
Add income tax provision	140,406	49,011
Add interest expense	33,315	16,204
Subtract interest income	(460)	(85)
Add depreciation and amortization	56,102	31,308
EBITDA	$471,059	$181,132

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenues

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands, except per barrel amounts)

Consolidated
Average sales price per produced barrel sold	$119.54	$113.28
Times sales of produced refined products (BPD)	422,950	206,500
Times number of days in period	91	90
Refined product sales from produced products sold	$4,600,909	$2,105,309

Total refined product sales	$4,600,909	$2,105,309
Add refined product sales from purchased products and rounding (1)	155,613	66,624
Total refined product sales	4,756,522	2,171,933
Add direct sales of excess crude oil (2)	158,282	135,409
Add other refining segment revenue (3)	4,927	7,750
Total refining segment revenue	4,919,731	2,315,092
Add HEP segment sales and other revenues	63,515	45,005
Add corporate and other revenues	4,224	648
Subtract consolidations and eliminations	(55,732)	(34,160)
Sales and other revenues	$4,931,738	$2,326,585

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$102.08	$97.56
Times sales of produced refined products (BPD)	422,950	206,500
Times number of days in period	91	90
Cost of products for produced products sold	$3,928,901	$1,813,153

Total cost of products for produced products sold	$3,928,901	$1,813,153
Add refined product costs from purchased products sold and rounding (1)	156,672	69,555
Total cost of refined products sold	4,085,573	1,882,708
Add crude oil cost of direct sales of excess crude oil (2)	155,810	132,880
Add other refining segment cost of products sold (4)	409	2,338
Total refining segment cost of products sold	4,241,792	2,017,926
Subtract consolidations and eliminations	(54,875)	(33,309)
Costs of products sold (exclusive of depreciation and amortization)	$4,186,917	$1,984,617

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.51	$6.24
Times sales of produced refined products (BPD)	422,950	206,500
Times number of days in period	91	90
Refinery operating expenses for produced products sold	$212,071	$115,970

Total refinery operating expenses for produced products sold	$212,071	$115,970
Add other refining segment operating expenses and rounding (5)	9,210	6,109
Total refining segment operating expenses	221,281	122,079
Add HEP segment operating expenses	16,988	12,796
Add corporate and other costs	3,566	(6)
Subtract consolidations and eliminations	(208)	(126)
Operating expenses (exclusive of depreciation and amortization)	$241,627	$134,743

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$11.95	$9.48
Add average refinery operating expenses per produced barrel	5.51	6.24
Refinery gross margin per barrel	17.46	15.72
Add average cost of products per produced barrel sold	102.08	97.56
Average sales price per produced barrel sold	$119.54	$113.28
Times sales of produced refined products (BPD)	422,950	206,500
Times number of days in period	91	90
Refined product sales from produced products sold	$4,600,909	$2,105,309

Total refined product sales from produced products sold	$4,600,909	$2,105,309
Add refined product sales from purchased products and rounding (1)	155,613	66,624
Total refined product sales	4,756,522	2,171,933
Add direct sales of excess crude oil (2)	158,282	135,409
Add other refining segment revenue (3)	4,927	7,750
Total refining segment revenue	4,919,731	2,315,092
Add HEP segment sales and other revenues	63,515	45,005
Add corporate and other revenues	4,224	648
Subtract consolidations and eliminations	(55,732)	(34,160)
Sales and other revenues	$4,931,738	$2,326,585

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
M. Neale Hickerson, Vice President,
Investor Relations
HollyFrontier Corporation
214/871-3555